UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2013

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P. (the “Partnership”) was held on May 29, 2013.  At the close of business on April 3, 2013, the record date for the determination of unitholders entitled to vote at the 2013 Annual Meeting of Common Unitholders, there were 129,755,880 common units of the Partnership issued, outstanding and entitled to vote at the meeting. At the Annual Meeting of Common Unitholders, there were not less than 112,712,111 common units, or approximately 87% of the outstanding common units, represented by proxy or in attendance at the meeting, thereby establishing the presence of a quorum. The Partnership’s common unitholders were presented with and asked to vote on two proposals. The following are the results of the voting.

Proposal No. 1:

Each of the nine nominees for Director of MarkWest Energy GP, L.L.C., the general partner of the Partnership, was elected to serve a one-year term until the 2014 Annual Meeting of Common Unitholders.  Votes regarding the persons elected as Directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frank M. Semple	77,840,808	291,988	34,579,315
Donald D. Wolf	77,927,658	205,138	34,579,315
Keith E. Bailey	77,815,306	317,490	34,579,315
Michael L. Beatty	53,993,603	24,139,193	34,579,315
Charles K. Dempster	77,898,203	234,593	34,579,315
Donald C. Heppermann	77,905,733	227,063	34,579,315
Randall J. Larson	77,918,497	214,299	34,579,315
Anne E. Fox Mounsey	77,902,644	230,152	34,579,315
William P. Nicoletti	77,880,035	252,761	34,579,315

Proposal No. 2:

The appointment of Deloitte & Touche LLP as the Partnership’s independent accountants for the fiscal year ending December 31, 2013 was ratified.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,292,747	251,477	167,887	—

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: May 31, 2013	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer